As Filed With the Securities and Exchange Commission on July 1, 2014
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
EMCORE CORPORATION
(Exact name of registrant as specified in its charter)
_____________________

New Jersey (State or other jurisdiction of incorporation or organization)	10420 Research Road SE Albuquerque, New Mexico 87123	22-2746503 (I.R.S. Employer Identification Number)
(Address, including zip code, of Principal Executive Offices)

_____________________

EMCORE Corporation 2000 Employee Stock Purchase Plan (as amended and restated)
and
EMCORE Corporation 2012 Equity Incentive Plan (as amended and restated)
(Full title of the plans)
_____________________
Mark B. Weinswig
Chief Financial Officer
EMCORE Corporation
10420 Research Road SE
Albuquerque, New Mexico 87123
(Name and address of agent for service)

(505) 332-5000
(Telephone number, including area code, of agent for service)
_____________________
With Copies To:

Tobias L. Knapp, Esq.
Jenner & Block LLP
919 Third Avenue
New York, New York 10022
(212) 891-1655
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐ Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company

___________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value per share, issuable pursuant to the Registrant's 2000 Employee Stock Purchase Plan	1,000,000	$3.42(3)	$3,420,000	$440.50
Common stock, no par value, issuable pursuant to the Registrant's 2012 Equity Incentive Plan	1,000,000	$4.03	$4,030,000	$519.06
Total	2,000,000	—	$7,450,000	$959.56

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) of the General Rules and Regulations under the Securities Act for the purpose of calculating the registration fee, based on $4.04 per share, the average of the high and low sales prices of the Common Stock, as reported on The NASAQ Global Market on June 27, 2014.

(3)	The proposed maximum offering price per share of $3.42 was determined by discounting the offering price per share (as computed in note 2 above) by 15% in accordance with the terms of the ESPP

EXPANATORY NOTE

Registration of Additional Shares under Registrant’s 2000 Employee Stock Purchase Plan

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement in order to register an additional 1,000,000 shares of the Registrant’s Common Stock issuable under the Registrant’s 2000 Employee Stock Purchase Plan, as amended (the “ESPP”). These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2012, July 25, 2011, June 30, 2009, March 10, 2006, and May 18, 2000 (File Nos. 333-185698, 333-175777, 333-160360, 333-132318, and 333-37306, respectively), which are hereby incorporated by reference herein pursuant to General Instruction E of Form S-8.

Registration of Additional Shares under Registrant’s 2012 Equity Incentive Plan

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement in order to register an additional 1,000,000 shares of the Registrant’s Common Stock issuable under the Registrant’s 2012 Equity Incentive Plan, as amended (the “2012 Equity Plan”). These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8, previously filed with the Commission on December 27, 2012 (File No. 333-185699), which is hereby incorporated by reference herein pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents which have been filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)    The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the Commission on December 9, 2013 (File No. 000-22175)(the "Annual Report");
(b)    The Registrant's Quarterly Reports on Form 10-Q, for the quarter ended December 31, 2013, filed pursuant to the Exchange Act on February 5, 2014 (File No. 000-22175), and for the quarter ended March 31, 2014, filed pursuant to the Exchange Act on May 7, 2014 (File No. 000-22175);
(c)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and
(d)    The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on February 26, 1997 (File No. 000-22175), including any amendments thereto or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished (but not filed) under current Item 2.02 or 7.01 of any Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	EMCORE Corporation 2000 ESPP (incorporated by reference to Appendix B of Registrant's Proxy Statement filed on January 28, 2014).
4.2	Emcore Corporation 2012 Equity Plan (incorporated by reference to Appendix A of Registrant's Proxy Statement filed on January 28, 2014).
4.3	Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 4, 2008).
4.4
Certificate of Amendment of Restated Certificate of Incorporation, dated February 15, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 16, 2012).

4.5	Amended By-Laws, as amended through August 6, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 9, 2012).
4.6	Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the registration statement on Form S-1 filed on February 24, 1997).
5.1	Opinion of Jenner & Block LLP with respect to the legality of the securities being registered hereby (filed herewith)
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Jenner & Block LLP (filed as part of Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on July 1, 2014.
EMCORE CORPORATION

By: /s/ Mark B. Weinswig
Mark B. Weinswig
Chief Financial Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of EMCORE Corporation do hereby constitute and appoint Hong Q. Hou, Ph.D. and Mark B. Weinswig, jointly and severally, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement; and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hong Q. Hou, Ph.D. Hong Q. Hou, Ph.D.	President and Chief Executive Officer, and Director (Principal Executive Officer)	July 1, 2014
/s/ Mark B. Weinswig Mark B. Weinswig	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2014
/s/ Robert L. Bogomolny Robert L. Bogomolny	Co-Chairman of the Board	July 1, 2014
/s/ Gerald Fine, Ph.D.Gerald Fine, Ph.D.	Co-Chairman of the Board	July 1, 2014
/s/ Reuben F. Richards, Jr.Reuben F. Richards, Jr.	Director	July 1, 2014
/s/ Steve R. BeckerSteve R. Becker	Director	July 1, 2014
/s/ Steven Domenik Steven Domenik	Director	July 1, 2014
/s/ Charles T. Scott Charles T. Scott	Director	July 1, 2014
/s/ Sherman McCorkle Sherman McCorkle	Director	July 1, 2014
/s/ James A. Tegnelia James A. Tegnelia	Director	July 1, 2014